UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 31, 2009

TRIM HOLDING GROUP

(Exact Name of Registrant as Specified in Charter)

Nevada	000-29449	20-0937461

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Center Ave. Ste. 202 Bay City, MI 48708

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (989) 509-5954

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate line below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Under a patent agreement dated December 31, 2009 with Allkey, Ltd., we obtained the full and exclusive right, title, and interest in patents for a personal massaging device. The patents purchased are for the United States, Canada, and Mexico.

In consideration for such patent rights, we contracted to pay USD $26,250,000 to Allkey, Ltd., payable by issuing and delivering to them 3,750,000 Series 2, Class P-2 preferred shares (each USD $7.00 par value) of our Company. We have the right to repurchase some or all of the shares for USD $26,250,000 on or before December 31, 2012. If we choose not to repurchase all of the shares by such date, Allkey, Ltd. has the right to sell the shares to a third-party (subject to our right of first refusal). If the proceeds from such third-party sale are less than USD $26,250,000, then we are obligated to pay the difference to Allkey, Ltd.

Additionally, we acquired the option to acquire the exclusive patent rights in 46 other countries.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number	Description
10.1	Patent Assignment Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trim Holding Group

January 7, 2010	By:	/s/ Louis Bertoli
Name: Louis Bertoli
Title: Chief Executive Officer